EXHIBIT 21.1

List of Subsidiaries

Copperhead Digital Holdings, Inc. – and Arizona limited liability company

Trucom, LLC – an Arizona limited liability company

CityNet Arizona, LLC – a Delaware limited liability company

San Diego Media, Inc. – a California corporation

K Telecom and Wireless, LLC – a Washington limited liability company

Blue Collar, Inc. – a California corporation

TPT SpeedConnect, LLC – a Colorado limited liability company

TPT MedTech, LLC – a Colorado limited liability company

InnovaQor, Inc. – a Colorado corporation (name changed to TPT Strategic, Inc.)

TPT Federal, LLC – a Colorado limited liability company

The Fitness Container, LLC – a California limited liability company

Quiklab 1 LLC – a Colorado limited liability company

QuikLAB 2, LLC – a Colorado limited liability company

QuikLAB 3, LLC – a Colorado limited liability company

TPT Global Tech Asia Limited, a Hong Kong corporation

TPT Global Defense Systems, Inc., a Colorado corporation

TPT Media and Entertainment, LLC, a Colorado limited liability company

VuMe Live, LLC, a Colorado limited liability company

TPT Global Caribbean, Inc., a Grenada corporation

Digithrive, LLC, a Colorado limited liability company

TPT Innovations Technology, Inc., a Colorado corporation

TPT MedTech UK LTD, a England private limited company